Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dennis Kjeldsen, President, Chief Executive Officer, Chief Financial Officer and Director of TeamUpSport Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the report on Form 10-Q of TeamUpSport Inc. for the period ended February 29, 2012, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TeamUpSport Inc.

Date: April 13, 2012
By:  /s/ Dennis Kjeldsen
Dennis Kjeldsen
President, Chief Executive Officer,
Chief Financial Officer and Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TeamUpSport Inc. and will be retained by TeamUpSport Inc. and furnished to the Securities and Exchange Commission or its staff upon request.